UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2018

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THE ULTIMATE SOFTWARE GROUP, INC.
(Exact name of registrant as specified in its charter)
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Delaware	0-24347	65-0694077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Ultimate Way Weston, Florida (Address of principal executive offices)	33326 (Zip Code)

Registrant's telephone number, including area code:	(954) 331-7000

Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.
Effective October 19, 2018, The Ultimate Software Group, Inc. (the “Company”) entered into an amended and restated rights agreement (the “Amended Rights Agreement”) with Computershare Trust Company N.A., as rights agent (the “Rights Agent”), amending and restating the existing rights agreement between the Company and the Rights Agent dated August 26, 2008 (the “Existing Rights Agreement”). The Amended Rights Agreement, dated as of October 19, 2018, like the Existing Rights Agreement, is intended to deter coercive or abusive tender offers and market accumulations. The Amended Rights Agreement is designed to encourage an acquirer to negotiate with the Company’s board of directors (the “Board”) and to enhance the Board’s ability to act in the best interests of all of the Company’s stockholders.
Under the Amended Rights Agreement, each Company stockholder holds one preferred share purchase right (a “Right”) for each share of Company common stock, par value $0.01 per share (the “Common Shares”), held. The Rights generally become exercisable only in the event that an acquiring party accumulates twenty percent (20%) or more of the Company’s outstanding Common Shares. If this were to occur, subject to certain exceptions, each Right (except for the Rights held by the acquiring party) would allow its holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock of the Company, par value $0.01 per share (the “Preferred Shares”), at a price of $438 per one one-hundredth of a Preferred Share (the “Purchase Price”), subject to adjustment. The substantive dilutive effect of the Rights on the acquiring party provides a strong incentive for the acquiring party to negotiate with the Board. The Company may redeem all, but not less than all, of the then outstanding Rights for $0.01 per Right, subject to adjustment, at any time prior to a person or group becoming a beneficial owner of twenty percent (20%) or more of the Common Shares.
The modifications to the Existing Agreement included in the Amended Rights Agreement were approved by the Board and include, among other things, the following:
(i)    The term has been extended to October 22, 2021;
(ii)    The purchase price has been changed from $135 to $438 for each one one-hundredth of a Preferred Share purchasable pursuant to the exercise of a Right, subject to adjustment;
(iii)    the beneficial ownership with respect to an “Acquiring Person” has been raised from 15% to 20%, and
(iv)    Certain “qualifying offer” provisions have been added.
The foregoing description of the modifications to the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Rights Agreement, which is filed as Exhibit 4.1 hereto, and is incorporated herein by reference.
The Company intends to recommend the ratification of the Amended Rights Agreement by its stockholders at the Company’s 2019 annual meeting of stockholders. If the Amended Rights Agreement does not receive the requisite vote, the Board of Directors of the Company intends to terminate the Amended Rights Agreement.
Item 3.03 Material Modification to Rights of Security Holders.
Please see the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 3.03.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
4.1
Amended and Restated Rights Agreement, dated as of October 19, 2018, between The Ultimate Software Group, Inc. and Computershare Trust Company, N.A., as Rights Agent, which includes the form of Certificate of Designations of Series A Junior Preferred Stock as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights as Exhibit C

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 19, 2018

THE ULTIMATE SOFTWARE GROUP, INC.
By:	/s/ Felicia Alvaro
	Name:	Felicia Alvaro
	Title:	Executive Vice President, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

Exhibit Index

Exhibit No.	Description
4.1
Amended and Restated Rights Agreement, dated as of October 19, 2018, between The Ultimate Software Group, Inc. and Computershare Trust Company, N.A., as Rights Agent, which includes the form of Certificate of Designations of Series A Junior Preferred Stock as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights as Exhibit C

2